UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549
_____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 24, 2022

Salt Blockchain Inc.
(Exact Name of Registrant Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-56283 (Commission File Number)	81-4029835 (I.R.S. Employer Identification No.)

Not Applicable (1)	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (303) 243-5018
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

(1)	In June 2020, the registrant became a remote-first company and does not maintain a principal executive office.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Justin English’s employment as Chief Executive Officer of the Company ended effective June 24, 2022. On June 24, 2022, the Board of Directors (the “Board”) of Salt Blockchain Inc. (the “Company”) appointed Shawn Owen as the Company’s Interim Chief Executive Officer effective June 24, 2022. Mr. Owen is currently a member of the Company’s Board.

On June 24, 2022, the Board also appointed Dustin Hull to the position of President and Chief Operating Officer in addition to his current position as Chief Financial Officer.

Mr. Owen’s Appointment as Interim Chief Executive Officer

Mr. Owen, age 42, was elected to serve as a member of the Company’s Board on May 19, 2020, is a member of the Compensation Committee, and serves as Chair of the Nominating and Governance Committee. Since August 2018, Mr. Owen has been the Chief Executive Officer of Equa Inc., a private equity firm specializing in delivering enterprise management solutions. From September 2016 to July 2018, he served as the Company’s Chief Executive Officer, and from September 2016 to October 2018 he served as a member of the Company’s Board. Prior to that, Mr. Owen held various positions, including founder and Chief Executive Officer of Balancing Rock from October 2015 to the present, founder and Director of the Board of Pioneer Botanicals from August 2018 to October 2019, and Chief Operating Officer of Southern Concepts Restaurant Group from February 2014 to August 2016. The information regarding relationships or related transactions between Mr. Owen and the Company that is required to be reported pursuant to Item 404(a) of Regulation S-K is disclosed in Item 13 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the U.S. Securities and Exchange Commission on June 23, 2022, and is incorporated herein by reference.

The Company entered into an employment agreement effective June 24, 2022 with Mr. Owen (the “Owen Employment Agreement”) setting forth the terms of his employment as Interim Chief Executive Officer. Pursuant to the terms of the Owen Employment Agreement, the initial term of his employment is three months from the commencement date of June 24, 2022 and renewable in successive three-month terms thereafter until the Owen Employment Agreement is terminated or expressly superseded. As compensation for his services as Interim Chief Executive Officer, Mr. Owen will receive an annual salary at the rate of $250,000 and is entitled to participate in all of the Company’s employee benefit plans and employee benefits in accordance with the terms of such plans and benefits.

The foregoing summary of the Owen Employment Agreement is qualified in its entirety by reference to the full text of the Owen Employment Agreement, a copy of which is attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Mr. Hull’s Appointment as Chief Operating Officer

Mr. Hull, age 40, was appointed as the Company’s Chief Financial Officer in March 2020. Prior to that, Mr. Hull was the Company’s Vice President of Finance & Controller from April 2019 to March 2020 and the Director of Financial Planning and Analysis from October 2018 to March 2019. From January 2018 to August 2018, he was Director of Financial Planning and Analysis for LivCor, a national multi-family portfolio supporting investor, asset management, and transaction decisions. Mr. Hull was also the Senior Manager of BMO Global Asset Management U.S., a global investment management company, from July 2017 to January 2018, and Finance Manager of Janus Henderson Investors U.S., an investment management company, from April 2013 to June 2017. Mr. Hull holds a certificate in Accounting from Northwestern University as well as his MBA from DePaul University.

The Company entered into an employment agreement effective June 24, 2022 with Mr. Hull (the “Hull Employment Agreement”) setting forth the terms of his employment as President, Chief Operating Officer, and Chief Financial Officer. Pursuant to the terms of the Hull Employment Agreement, as compensation for his services as President, Chief Operating Officer, and Chief Financial Officer, Mr. Hull will receive an annual salary at the rate of $250,000. Mr. Hull is also eligible for an annual discretionary bonus based on his performance during the calendar year. As incentive compensation, Mr. Hull was granted stock options pursuant to his employment agreement dated as of July 1, 2021, which included options to purchase 156,437 and 150,000 shares, respectively, of common stock under the Company’s 2019 equity incentive plan that vest in equal monthly installments over a four-year period commencing May 1, 2021, subject to continued service. Mr. Hull is further entitled to participate in all of the Company’s employee benefit plans and employee benefits in accordance with the terms of such plans and benefits.

The foregoing summary of the Hull Employment Agreement is qualified in its entirety by reference to the full text of the Hull Employment Agreement, a copy of which is attached hereto as Exhibit 10.2, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Employment Agreement by and between Shawn Owen and Salt Blockchain Inc. dated June 24, 2022.
10.2	Employment Agreement by and between Dustin Hull and Salt Blockchain Inc. dated June 24, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALT BLOCKCHAIN INC.

June 30, 2022	By:	/s/ Dustin Hull
	Name:	Dustin Hull
	Title:	President, Chief Operating Officer, and Chief Financial Officer

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